BENNETT THRASHER & CO.
          ---------------------------------------------------------
          A PROFESSIONAL CORPORATION   CERTIFIED PUBLIC ACCOUNTANTS

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-4266) of Mariner Health Group, Inc. of our report dated February 7, 1996 on our audit of the financial statements of Regency Health Care Centers, Inc. and subsidiaries as of December 31, 1995 and 1994 and for the years then ended and to reference to our Firm under the caption "Experts" in the Prospectus.


                                             /s/ Bennett Thrasher & Co. P.C.
                                             -------------------------------
                                             BENNETT THRASHER & CO. P.C.

Atlanta, Georgia
June 10, 1996



115 Perimeter Center Place - Suite 100 - South Terraces - Atlanta, Georgia 30346
                          770 396 2200 - FAX 390 0394